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                                                                   EXHIBIT 32(a)

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of American Greetings Corporation (the "Corporation") on Form 10-K for the fiscal year ended February 28, 2005 as filed with the Securities and Exchange Commission on the date therein specified (the "Report"), each of the undersigned certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

A signed original of this written statement required by Section 906 has been provided to American Greetings Corporation and will be retained by American Greetings Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Date: May 11, 2005

/s/ Zev Weiss
----------------------------
Zev Weiss

Chief Executive Officer,
(principal executive officer)

/s/ Joseph B. Cipollone
-----------------------------
Joseph B. Cipollone

Vice President and Corporate
Controller; Chief Accounting Officer
(interim principal financial officer)